Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

C-COR Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-32676, 333-75888, 333-82697, 333-87909, 333-90011 and 333-90589) and on Form S-8 (Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-02505, 333-30982, 333-43592, 333-49826, 333-61226, 333-64040, 333-65805, 333-89067 and 333-116204) of C-COR Incorporated of our report dated August 13, except as to Note 24, which is as of September 3, 2004, with respect to the consolidated balance sheets of C-COR Incorporated and subsidiaries as of June 25, 2004 and June 27, 2003, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the three fiscal years in the period ended June 25, 2004, which report appears in the June 25, 2004 annual report on Form 10-K of C-COR Incorporated. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” effective June 29, 2002.

KPMG LLP

Harrisburg, Pennsylvania

September 3, 2004